Exhibit 10.1

FIRST AMENDMENT TO

REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO REALTY INCOME CORPORATION 2021 INCENTIVE AWARD PLAN (this “First Amendment”) is made and adopted by the Board of Directors (the “Board”) of Realty Income Corporation, a Maryland corporation (the “Company”), as of November __, 2021. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Realty Income Corporation 2021 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated April 29, 2021 (as amended from time to time, the “Merger Agreement”), by and among the Company, VEREIT, Inc., a Maryland corporation (“VEREIT”), Rams MD Subsidiary I, Inc., Maryland corporation and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Company (“Merger Sub 2”), VEREIT, and VEREIT Operating Partnership, L.P., a Delaware limited partnership (“VEREIT OP”), pursuant to which (i) Merger Sub 2 will merge with and into VEREIT OP (the “Partnership Merger”), with VEREIT OP continuing as the surviving entity, and (ii) immediately thereafter, VEREIT will merge with and into Merger Sub 1 (the “Merger” and together with the Partnership Merger, the “Mergers”), with Merger Sub 1 continuing as the surviving corporation as a wholly owned subsidiary of the Company;

WHEREAS, VEREIT maintains the VEREIT, Inc. 2021 Equity Incentive Plan (the “VEREIT Plan”), which was adopted by the Board of Directors of VEREIT on March 24, 2021 and approved by the stockholders of VEREIT on June 3, 2021;

WHEREAS, Section 4.4 of the Plan generally provides that in the event that a company acquired by the Company, or with which the Company combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination;

WHEREAS, pursuant to Section 13.1 of the Plan, the Plan may be amended or modified from time to time by the Administrator; and

WHEREAS, in connection with the Mergers, the Company desires to amend the Plan as set forth herein to provide that the shares available for grant pursuant to the VEREIT Plan (as adjusted using the exchange ratio used in the Mergers to determine the consideration payable to VEREIT stockholders) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent permitted by the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of, and subject to and contingent upon the occurrence of, the Closing (as defined in the Merger Agreement).

AMENDMENT

1.            The following new Sections are hereby added to Article 12 of the Plan, and each applicable subsequent section of the Plan (and all cross references thereto) shall be renumbered accordingly:

“12.8 “Closing Date” shall have the meaning set forth in that certain Agreement and Plan of Merger, dated April 29, 2021, by and among the Company, VEREIT, Inc., a Maryland corporation (“VEREIT”), Rams MD Subsidiary I, Inc., Maryland corporation and a direct wholly owned subsidiary of the Company, Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of the Company, VEREIT, and VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “VEREIT Merger Agreement”).”

“12.24 “Legacy VEREIT Participant” shall mean an Employee, Consultant or non-employee Director who provided services to VEREIT and/or its subsidiaries immediately prior to the Closing Date.”

“12.25 “New Company Participant” shall mean an Employee, Consultant or non-employee Director who first commenced providing services to the Company or any of its Subsidiaries on or following the Closing Date, other than any Legacy VEREIT Participant.”

“12.47 “VEREIT Plan” shall mean the VEREIT, Inc. 2021 Equity Incentive Plan as adopted by the board of directors of VEREIT on March 24, 2021 and approved by the stockholders of VEREIT on June 3, 2021.”

“12.48 “VEREIT Share Reserve” shall mean a number of Shares equal to the product of (x) the number of shares of common stock of VEREIT which, as of immediately prior to the Closing (as defined in the VEREIT Merger Agreement), remained available for issuance under the VEREIT Plan, multiplied by (y) the Exchange Ratio (as defined in the VEREIT Merger Agreement), rounded down to the nearest whole Share.”

2.            The following language is hereby added at the end of Section 4.4 of the Plan:

“Without limiting the generality of the foregoing, in connection with the Mergers (as defined in the VEREIT Merger Agreement), the VEREIT Share Reserve may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such shares (i) are permitted without stockholder approval under the rules of the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed), (ii) are made only to individuals who, on or after the Closing Date, are Legacy VEREIT Participants or New Company Participants, and (iii) are only granted under the Plan during the period commencing on the Closing Date and ending on June 2, 2031. The VEREIT Share Reserve shall be used for purposes of the Plan in accordance with this Section 4.4 and the applicable listing standards and rules issued by the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed).”

3.            This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.            Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Realty Income Corporation on October 28, 2021.

Executed on this 1st day of November 2021.

/s/ Michelle Bushore
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary

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